SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549





                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          GLASGAL COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                    94-291423
--------------------------------------------------------------------------------
                      (I.R.S. employer identification no.)

                       20C Commerce Way, Totowa, NJ 07512
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                 1996 EMPLOYEE AND CONSULTANT STOCK OPTION PLAN,
                        1996 STOCK OPTION CONVERSION PLAN
               & 1996 SENIOR EXECUTIVE OFFICER STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the plans)

                                  Isaac J. Gaon
                             Chief Executive Officer
                          Glasgal Communications, Inc.
                                20C Commerce Way
                            Totowa, New Jersey 07512
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (201) 890-4800
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                      Proposed                 Proposed
          Title of                                                    maximum                  maximum
         securities                         Amount                    offering                aggregate               Amount of
            to be                           to be                    price per                 offering             registration
         registered                       registered                   share                    price                    fee
------------------------------------------------------------------------------------------------------------------------------------
Common  Stock,  $.001
par value per share,
issuable  upon  exercise
of options granted or to
be granted under the 1996
Employee and Consultant
Stock Option Plan                         2,000,000(1)(2)            $4.58(2)                 $9,156,250              $2,774.62
------------------------------------------------------------------------------------------------------------------------------------
Common  Stock,  $.001 par
value per share,  issuable
upon  exercise  of options
granted under the 1996 Stock
Option Conversion Plan                      470,442(1)(3)            $1.48(3)                 $  696,254              $  210.99
------------------------------------------------------------------------------------------------------------------------------------
Common  Stock,  $.001 par
value per share,  issuable
upon  exercise  of options
granted or to be granted
under the 1996 Senior
Executive Officer Stock
Option Plan                                 560,000(1)(4)            $4.10(4)                 $2,297,812              $  696.30
------------------------------------------------------------------------------------------------------------------------------------
         Total                            3,030,442                  $4.01                       $12,150,316          $3,681.91
====================================================================================================================================


(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also registers such number of additional shares of Common Stock that may be offered or issued pursuant to the Registrant's 1996 Employee and Consultant Stock Option Plan (the "Employee Plan"), 1996 Stock Option Conversion Plan (the "Conversion Plan"), and the 1996 Senior Executive Officer Stock Option Plan (the "Executive Plan"), to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Represents an aggregate of 1,500,000 shares of Common Stock with respect to which options have been granted under the Employee Plan at a weighted average exercise price of $4.00 per share. Pursuant to Rule 457(h) under the Securities Act, the offering price for the additional 500,000 shares of Common Stock which may be issued under the Employee Plan is estimated solely for the purpose of determining the registration fee and is based on $6.3125, the per share average of high and low sale prices of the Common Stock as reported by the Nasdaq SmallCap Market ("Nasdaq") for trading on September 17, 1997.

(3) Represents an aggregate of 470,442 shares of Common Stock with respect to which options have been granted under the Conversion Plan at a weighted average exercise price of $1.48 per share.

(4) Represents an aggregate of 535,000 shares of Common Stock with respect to which options have been granted under the Executive Plan at a weighted average exercise price of $4.00 per share. Pursuant to Rule 457(h) under the Securities Act, the offering price for the additional 25,000 shares of Common Stock which may be issued under the

         Executive Plan is estimated solely for the purpose of determining the registration fee and is based on $6.3125, the per share average of high and low sale prices of the Common Stock as reported by Nasdaq for trading on September 17, 1997.

PROSPECTUS

                                 525,000 SHARES

                          GLASGAL COMMUNICATIONS, INC.
                         Common Stock ($.001 par value)


         This Prospectus relates to the reoffer and resale by certain selling shareholders (the "Selling Shareholders") of shares (the "Shares") of the Common Stock, $.001 par value (the "Common Stock"), of Glasgal Communications, Inc. (the "Company") that may be issued by the Company to the Selling Shareholders upon the exercise of outstanding stock options granted pursuant to the 1996 Senior Executive Officer Stock Option Plan (the "Executive Plan"). The offer and sale of the Shares to the Selling Shareholders were previously registered under the Securities Act of 1933, as amended (the "Securities Act"). With respect to the Shares that may be issued to any of the Selling Shareholders or additional persons who may be deemed affiliates under the Executive Plan, this Prospectus also relates to certain Shares underlying options which have not as of this date been granted. If and when such options are granted, the Company will distribute a Prospectus Supplement as required by the Act. The Shares are being reoffered and resold for the account of the Selling Shareholders and the Company will not receive any of the proceeds from the resale of the Shares.

         The Selling Shareholders have advised the Company that the resale of their Shares may be effected from time to time in one or more transactions in the over the counter, in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." The Company will bear all expenses in connection with the preparation of this Prospectus.

         The Common Stock of the Company is traded on the Nasdaq Small- Cap Market ("Nasdaq") under the symbol "GLAS." On September 17, 1997, the closing price for the Common Stock, as reported by Nasdaq was $6.50.

                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
                   DISAPPROVED BY THE SECURITIES AND EXCHANGE
                COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                  REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

          CERTAIN MATTERS DISCUSSED IN THIS REGISTRATION STATEMENT ARE
            FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND
             UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER
                        MATERIALLY FROM THOSE PROJECTED.

               The date of this Prospectus is September 19, 1997.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Northwest Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company (symbol: GLAS) can be inspected and copied at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006, on which the Common Stock of the Company is listed. Such material may also be accessed electronically by means of the Commission's home page on the internet at http//www.sec.gov.

         The Company has also filed with the Commission a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                                TABLE OF CONTENTS


AVAILABLE INFORMATION..........................................................3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................4

RISK FACTORS...................................................................5

GENERAL INFORMATION............................................................9

USE OF PROCEEDS................................................................9

SELLING SHAREHOLDERS..........................................................10

PLAN OF DISTRIBUTION..........................................................10

LEGAL MATTERS.................................................................10

EXPERTS  .....................................................................11

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The Company's Annual Report on Form 10-K for the year ended April 30, 1997 and the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1997 are incorporated by reference in this Prospectus and shall be deemed to be a part hereof. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, are deemed to be incorporated by reference in this Prospectus and shall be deemed to be a part hereof from the date of filing of such documents.

         The Company's  Application  for  Registration of its Common Stock under
Section 12(b) of the Exchange Act filed on May 2, 1996 is incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to 20C Commerce Way, Totowa, New Jersey 07004, Attention: James M. Caci. Oral requests should be directed to such officer (telephone number (201) 890-4800).

                            ------------------------


         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                                  RISK FACTORS

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN, AND AFFECTING THE BUSINESS OF, THE COMPANY BEFORE MAKING AN INVESTMENT DECISION.

         WORKING CAPITAL DEFICIENCIES; HISTORY OF LOSSES. The Company has a history of limited working capital and has had working capital deficiencies of $585,000, $7,664,000 and $2,957,000 for the fiscal years ended April 30, 1995,
1996 and 1997, respectively and a working capital deficiency of $248,000 as of July 31, 1997. In addition, while the Company had net income of $25,000 for the three months ended July 31, 1997, the Company has incurred net losses of $2,393,000, $13,418,000 and $4,960,000 for the fiscal years ended April 30,
1995, 1996, and 1997.

         There can be no assurance that the Company will generate sufficient revenues to meet expenses or to operate profitably in the future. If the Company is unable to generate sufficient cash flow from its operations it would have to seek additional borrowings, effect debt or equity offerings or otherwise raise capital. There can be no assurance that any such financing will be available to the Company, or if available, that the terms will be acceptable to the Company. In addition, the ability to raise other capital might be restricted by financial covenants contained in currently existing borrowing agreements.

         POSSIBLE NEED FOR ADDITIONAL FINANCING. As of July 31, 1997 the Company had cash and cash equivalents of $759,000. The Company anticipates, based on currently proposed plans and assumptions relating to its operations that its existing capital resources will be sufficient to satisfy its anticipated cash requirements for at least 12 months. In the event that the Company's plans change, its assumptions change or prove to be inaccurate, the Company will be required to seek additional financing to finance its working capital requirements. There can be no assurance that any additional financing, if required, will be available to the Company on acceptable terms, if at all. The Company does not currently have availability under its line of credit. Any inability by the Company to obtain additional financing, if required, will have a material adverse effect on the operations of the Company.

         SUBSTANTIAL INDEBTEDNESS. As of July 31, 1997, the Company had outstanding on a consolidated basis approximately $14,779,000 of indebtedness. The level of the Company's indebtedness could have important consequences to its future prospects, including the following: (i) limiting the ability of the Company to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes; (ii) requiring that a substantial portion of the Company's cash flow from operations, if any, be dedicated to the payment of principal of and interest on its indebtedness and other obligations; (iii) limiting its flexibility in planning for, or reacting to changes in, its business; (iv) the Company will be more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; and (v) increasing its vulnerability in the event of a downturn in its business.

         DEPENDENCE ON KEY PERSONNEL. The Company's future success depends in large part on the continued service of its key personnel. In particular, the loss of the services of Isaac Gaon, Chief Executive Officer, Robert Gadd, Vice President, or Christopher Carey, President and Chief Executive Officer of Datatec Industries Inc. ("Datatec"), could have a material adverse effect on the operations of the Company. The Company has employment agreements with Messrs. Gaon, Gadd and Carey which each expire on October 31, 1999. Each of these employment agreements may be terminated by the Company for cause or by the employee for good reason. The Company's future success and growth also depends on its ability to continue to attract, motivate and retain highly qualified employees, including those with the technical expertise necessary to operate the business of the Company. There can be no assurance that the Company will be able to attract, motivate and retain such persons.

         COMPETITION. The Company competes with other companies involved in the design, installation, integration, deployment and servicing of local and wide area networks. These competitors include local and national systems integrators some of which are substantially larger and have significantly greater resources than the Company. These markets are highly competitive and there can be no assurance that the Company will be able to compete successfully in the future.

         CONTROL BY PRINCIPAL STOCKHOLDERS. Ralph Glasgal, the Chairman of the Board and President of the Company, through his beneficial ownership and through a voting agreement with Direct Connect International Inc. ("DCI") has the power to vote approximately 20.7% of the Common Stock. DCI has pledged approximately 300,000 of the shares of Common Stock it owns in the Company as collateral for various obligations. If the pledgee were to become the owner of such shares, Mr. Glasgal would no longer have the power to vote such shares. In addition, Mr. Carey, President and Chief Executive Officer of Datatec has the power to vote approximately 17% of the Common Stock.

         EXTENDED LEAD TIMES FOR REALIZATION OF REVENUE. Due to the nature and size of orders that the Company is now pursuing there is a longer lead time between the initiation of prospective business and the consummation of a transaction, if any. Consequently, significantly more resources are required to manage this process. As such, there is likely to be substantial fluctuations in sales volume on a month-to-month and quarter-to-quarter basis. The pursuit of this type of business increases the Company's risk of failure, especially given its present level of working capital. As a result, if the Company experiences lower than expected sales volume for an extended period of time, there will be a material adverse effect on the Company.

         VOLATILITY OF THE COMPANY'S COMMON STOCK PRICES. The market price of the Company's Common Stock has experienced significant volatility, with per share closing bid prices ranging from a low of $2.75 to a high of $11.63 over the period from May 1, 1996 to July 31, 1997. Announcements of technological innovations for new commercial products of the Company or its competitors, developments concerning propriety rights or governmental regulation or general conditions in the market for the Company's services may have a significant effect on the Company's business and on the market price of the Company's securities. Sales of a substantial number of shares by existing security holders could also have an adverse effect on the market price of the Company's securities.

         SHARES ELIGIBLE FOR FUTURE SALE. The sale, or availability for sale, of substantial amounts of Common Stock in the public market pursuant to Rule 144 or otherwise could adversely affect the market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities.

         The shares of Common Stock issuable upon exercise of the warrants or conversion of the Notes or the Common Stock registered in the Registration Statement of which this Prospectus is part will be freely tradeable without restriction under the Securities Act upon resale by the Selling Stockholders. The Selling Stockholders are not restricted as to the price or prices at which they may sell their Shares. Sales of such Shares may have an adverse effect on the market price of the Common Stock. Moreover, the Selling Stockholders are not restricted as to the number of Shares that may be sold at any time, and it is possible that a significant number of Shares could be sold at the same time which may also have an adverse effect on the market price of the Company's Common Stock.

         NO CASH DIVIDENDS. The Company has not paid cash dividends on its Common Stock since its inception, other than certain distributions made to stockholders in amounts sufficient to reimburse the Company's stockholders for income tax liabilities arising from the Company's former status as an "S" corporation. The Company currently intends to retain earnings, if any, for use in the business and does not anticipate paying any dividends to its stockholders in the foreseeable future.

         RIGHTS OF COMMON STOCK SUBORDINATE TO PREFERRED STOCK. The Certificate of Incorporation of the Company authorizes the issuance of a maximum of 4,000,000 shares of preferred stock, par value $.001 per share. There are no shares of preferred shares currently issued and outstanding, however, if shares of preferred stock are issued in the future, the terms of a series of preferred stock may be set by the Company's Board of Directors without approval by the holders of the Common Stock of the Company. Such terms could include, among others, preferences as to dividends and distributions on liquidation as well as separate class voting rights. The rights of the holders of the Company's Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future.

         CERTAIN ANTI-TAKEOVER CHARTER PROVISIONS. The future issuance of preferred stock by the Company could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company. The Company does not have any present plans to issue any shares of preferred stock.

         ACQUISITIONS. It is currently anticipated that a portion of the Company's future growth will result from acquisitions of other similar or complementary businesses. In October 1994, the Company consummated the acquisition of Signatel, Ltd. ("Signatel"). On April 24, 1996, the Company acquired 80% of the issued and outstanding capital stock of Computer-Aided Software Integration, Inc. ("CASI"), a provider of software tools and services to systems integrators and independent software vendors. On July 31, 1996, the Company acquired 100% of the issued and outstanding capital stock of HH Communications, Inc. ("HH"), which resells computer networking equipment and provides value-added services in connection with such equipment. On October 31, 1996, the Company acquired approximately 98.5% of the issued and outstanding capital stock of Datatec, a network integrator. The Company acquired the remaining 1.5% of the outstanding capital stock of Datatec pursuant to a Stock Purchase Agreement dated August 27, 1997. The Company has no other current plan or agreement to acquire any other business. There can be no assurance that any other transaction will be consummated or that they will result in increased levels of profit for the Company. In addition, there can be no assurance that the Company will be able to integrate or manage successfully other acquired businesses.

                               GENERAL INFORMATION

         As used in this Prospectus, the term "Company" refers collectively to Glasgal Communications, Inc., a Delaware corporation and its subsidiaries (i) Signatel, a wholly owned subsidiary of the Company, (ii) CASI, a subsidiary of which the Company owns 80% of the issued and outstanding shares, (iii) HH, a wholly owned subsidiary of the Company, and (iv) Datatec, a wholly owned subsidiary of the Company.

         The Company is in the business of providing software enabled configuration, integration and implementation networking services to Fortune 2,000 customers in the United States and Canada. The Company provides networking services to end users and hardware/software manufacturers alike through its twenty (20) branch offices and four (4) configuration centers in North America. The Company's objective is to become one of the leading open systems integrators providing complete enterprise networking solutions to national and international organizations.

         Over the past four years the Company has been reducing its dependence on hardware distribution as a result of the continuous margin erosion and the high working capital needs of this business. In June 1997, management of the Company with the consent of the Board, agreed to discontinue its business as a distributer of data communications equipment in order to concentrate the Company's efforts on integration, configuration and deployment services.

         The Company's executive offices are located at 20C Commerce Way, Totowa, New Jersey 07512. The telephone number of the Company is (201) 890-4800.

         The Shares offered hereby were or will be purchased by the Selling Shareholders upon exercise of options granted to them and will be sold for the account of the Selling Shareholders.

                                 USE OF PROCEEDS

         The Company will receive the exercise price of the options when exercised by the holders thereof. Such proceeds will be used for working capital purposes by the Company. The Company will not receive any of the proceeds from the reoffer and resale of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         This Prospectus relates to the reoffer and resale of Shares issued or that may be issued to the Selling Shareholders under the Company's Executive Plan.

         The following table sets forth (i) the number of shares of Common Stock owned by each Selling Shareholder at September 15, 1997, (ii) the number of Shares to be offered for resale by each Selling Shareholder and (iii) the number and percentage of shares of Common Stock to be held by each Selling Shareholder after completion of the offering.



                                                                                                    Number of shares of
                                                                                                       Common Stock/
                                                                                Number of          Percentage of Class to
                                                 Number of shares of          Shares to be             be Owned After
                                                Common Stock Owned at          Offered for           Completion of the
                   Name                           September 15, 1997             Resale                   Offering
----------------------------------------      ------------------------     -----------------     ------------------------

Isaac J. Gaon(1)...........................               714,003(2)              350,000(3)                 364,000/1.5%

James M. Caci(4)   ........................               112,000(5)              175,000(6)                       0/*


*        Less than 1%.

(1)      Mr. Gaon is Chief Executive Officer and a Director of the Company.
(2) Mr. Gaon owns 3,000 shares of Common Stock and has options to purchase an additional 711,003 additional shares of Common Stock which are exercisable within 60 days of September 15, 1997.
(3) Represents shares of Common Stock issuable to Mr. Gaon upon the exercise of options to purchase 350,000 shares of Common Stock at a per share exercise price of $4.00. Such options become exercisable with respect to 233,333 shares on November 30, 1997 and with respect to 116,667 shares on October 31, 1998.
(4) Mr. Caci is a Vice-President, Chief Financial Officer and Secretary of the Company.
(5) Mr. Caci owns options to purchase 112,000 shares of Common Stock which are exercisable within 60 days of September 15, 1997.
(6) Represents shares of Common Stock issuable to Mr. Caci upon the exercise of options to purchase 175,000 shares of Common Stock at a per share exercise price of $4.00. Such options become exercisable with respect to 116,667 shares on November 30, 1997 and with respect to 58,333 shares on October 31, 1998.


                              PLAN OF DISTRIBUTION

         It is anticipated that all of the Shares will be offered by the Selling Shareholders from time to time in the open market, either directly or through brokers or agents, or in privately negotiated transactions. The Selling Shareholders have advised the Company that they are not parties to any agreement, arrangement or understanding as to such sales.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Messrs. Olshan Grundman Frome & Rosenzweig LLP, New York, New York

10022. Certain members of such firm hold Common Stock of the Company.

                                     EXPERTS

         The consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission three Registration Statements on Form S-8 under the Securities Act with respect to the Shares offered hereby. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statements. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statements, each such statement being qualified in all respects by such reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents filed by Glasgal Communications, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

                  1. The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1997.

                  2. The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1997.

                  3. The description of the Company's Common Stock, $.001 par value (the "Common Stock"), in the Company's Registration Statement on Form 8-A filed May 2, 1996.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the effective date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.           INTEREST OF NAMED EXPERTS AND COUNSEL

                  Certain members of Olshan Grundman Frome & Rosenzweig LLP hold shares and options to purchase shares of Common Stock of the Company.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 6 of the Company's By-laws authorize indemnification of directors and officers as follows:

         The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as that Section may be amended and supplemented from time to time, indemnify any director, officer or trustee which it shall have power to indemnify under the Section against any expenses, liabilities or other matters referred to in or covered by that Section. The indemnification provided for in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or vote on stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a director, officer or trustee and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person. The corporation's obligation to provide indemnification under this Article shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

         Expenses incurred by a director of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of Delaware.

         To assure indemnification under this Article of all such persons who are determined by the corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the corporation which may exist from time to time, such Section 145 shall, for the purposes of this Article, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including, without limitation, any plan of the corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such

Act of Congress shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

         Section 145 of the Delaware General Corporation Law provides as follows:

                  "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders.

                  (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) A  corporation  shall have power to purchase  and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                  (h)  For  purposes  of  this   section,   references  to  "the
         corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participant and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

         The Company maintains a directors and officers insurance and company reimbursement policy. The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and reimburses the Company for such loss for which the Company has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which relate to the offering hereunder.

         The Company has entered into indemnity agreements with each officer and director of the Company. The contracts provide for indemnification of such persons against expenses, liabilities and losses.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

ITEM 8.           EXHIBITS

                  EXHIBIT INDEX

EXHIBIT

          4.1 1996 Employee and Consultant Stock Option Plan, incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1996.

          4.2 1996 Stock Option Conversion Plan, incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1997.

          4.3 1996 Senior Executive Officer Stock Option Plan, incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1997.

         *5.1              Opinion of Olshan Grundman Frome & Rosenzweig LLP.

      * 23.1               Consent of Arthur Andersen LLP

      * 23.2 Consent of Olshan Grundman Frome & Rosenzweig LLP (included in Exhibit 5.1).

     *  24                 Power of Attorney  (included on the signature page of
                           this Registration Statement).

--------------------
*        Filed herewith

ITEM 9.           UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

                           a.       To file,  during any period in which  offers
or sales  are  being  made,  a  post-effective  amendment  to this  Registration
Statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                           b.       That,  for the  purpose of  determining  any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           c.       To remove  from  registration  by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of

1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against each such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Totowa, State of New Jersey, on this 19th day of September, 1997.

                                GLASGAL COMMUNICATIONS, INC.
                                  (Registrant)

                                By:  /S/ ISAAC J. GAON
                                     ----------------------
                                     Isaac J. Gaon
                                     Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph Glasgal and Isaac J. Gaon, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                 TITLE                      DATE


/S/ RALPH GLASGAL
-------------------------     Chairman of the Board and
Ralph Glasgal                 President                      September 19, 1997


/S/ ISAAC J. GAON
-------------------------     Chief Executive Officer
Isaac J. Gaon                 and Director (principal        September 19, 1997
                              executive officer)

                              Director                       September __, 1997
-------------------------
Joseph M. Salvani


/S/ ROBERT H. FRIEDMAN        Director                       September 19, 1997
------------------------
Robert H. Friedman


-------------------------     Director                       September __, 1997
Maurice Kulik

/S/ THOMAS BERRY              Director                       September 19, 1997
------------------------
Thomas Berry

/S/ DAVID MILCH               Director                       September 19, 1997
------------------------
David Milch

-------------------------     Director                       September __, 1997
Christopher Carey


/S/ JAMES M. CACI
-------------------------     Chief Financial Officer
James M. Caci                 (principal financial and       September 19, 1997
                              accounting officer)